Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Seminis, Inc. (the “Company”) on Form 10-Q for the period ending June 28, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alfonso Romo Garza, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350 (a) and (b), as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 that:

      (1) The report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Alfonso Romo Garza

Alfonso Romo Garza

Chief Executive Officer
August 8, 2002